CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2002 relating to the financial statements and financial statement schedule, which appear in Exabyte Corporation's Annual Report on Form 10-K for the year ended December 29, 2001.  We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/  PricewaterhouseCoopers
Denver, Colorado
June 7, 2002